Tyson Foods Experiencing Short-term Challenges in Fiscal Fourth Quarter
Outlook for fiscal 2020 remains positive

SPRINGDALE, Ark., Sept. 3, 2019 - Tyson Foods, Inc. (NYSE: TSN) today said it is experiencing short-term challenges that are negatively affecting fourth quarter earnings. These challenges include margin compression related to a reversal of a gain on mark to market grain derivatives recognized in our third quarter, commodity market volatility, implementation of enhanced food safety initiatives, a beef processing plant fire, and slower than expected operational improvements in the Chicken segment. As a result, the company is revising its fiscal 2019 adjusted1 earnings guidance to a range of $5.30 to $5.70 per share and we continue to monitor potentially adverse mark-to-market movements and other volatilities.

“The discrete challenges we’ve encountered this quarter now lead us to believe we will fall short of our previously stated guidance,” said Noel White, Tyson Foods’ president and CEO, “but our outlook for fiscal 2020 remains positive as we believe some of the challenges we’re experiencing are not expected to repeat, and we’re expecting more favorable market conditions as well.

“Our portfolio is structurally sound and generating strong sales volumes. Our volumes are strong in the back-to-school season while our case-ready beef and pork business continues to grow. Our international business is exceeding expectations as our legacy business outperforms the prior year and we continue to integrate Keystone and the newly acquired Thai and European assets.

“Our diversified portfolio is uniquely suited to respond to dynamic and challenging market conditions, and we continue to expect better performance in fiscal 2020. We’re very optimistic about our long-term potential as we focus on prepared foods growth, international growth and serving our customers.”

Tomorrow, Sept. 4, White and CFO Stewart Glendinning will participate the in the Barclays Global Consumer Staples Conference in Boston. Their presentation will take place at 8:15 a.m. EDT and will be webcast live. The webcast will be available on the company’s investor relations website at http://ir.tyson.com and on the Tyson IR App. The direct link for the webcast is https://cc.talkpoint.com/barc002/090319a_js/?entity=4_80RXXR7.

About Tyson Foods
Tyson Foods, Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under three generations of family leadership, the company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp® and State Fair®. Tyson Foods innovates continually to make protein more sustainable, tailor food for everywhere it’s available and raise the world’s expectations for how much good food can do. Headquartered in Springdale, Arkansas, the company has 121,000 team members. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as a steward of the animals, land and environment entrusted to it. Visit www.tysonfoods.com.

Forward-Looking Statements
Certain information in this report constitutes forward-looking statements. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal years 2019 and 2020, grain derivatives, pricing pressure, commodity market volatility, uncertainties related to a recent fire, and the timing of expected operational improvements. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
1Adjusted earnings per share is a non-GAAP financial measure and is provided on a non-GAAP basis because certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of the company’s control, and cannot be predicted without unreasonable efforts by the company. Adjusted earnings per share should not be considered a substitute for net earnings per share attributable to Tyson or any other measure of financial performance reported in accordance with GAAP. Investors should rely primarily on the company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
To download Tyson Foods’ free investor relations app, which offers access to SEC filings, news releases, transcripts, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

Media Contact: Gary Mickelson, 479-290-6111
Investor Contact: Jon Kathol, 479-290-4235
Category: IR, Newsroom
Source: Tyson Foods, Inc.